Exhibit 10.35

AGREEMENT GOVERNING EXTENSIONS OF CREDIT

This Agreement, dated October 4, 2007, is between Investors Community Bank (the “Bank”) and Tower Tech Systems Inc. (the “Borrower”).

RECITALS

A.                                   Bank and Borrower are parties to certain extensions of credit, which extensions of credit are evidenced by loan documentation existing on the date hereof and may be evidenced by additional loan documentation executed by one or both parties from time to time; and

B.                                     Bank and Borrower desire to enter into this Agreement relating to all such loan documentation.

AGREEMENT

1.                                       Collateral.

i.                                          Debt Documents; Obligations.  Bank and Borrower have executed and anticipate that from time to time they may execute loan agreements, notes, guaranties and other documentation evidencing a debt or obligation of Borrower to Bank from time to time.  All documents at any time executed by Borrower and evidencing a debt or obligation of Borrower to Bank are referred to herein as “Debt Documents.”  All obligations of Borrower to Bank under Debt Documents and all other obligations of Borrower to Bank from time to time are referred to herein as “Obligations.”  Obligations include but are not limited to obligations to repay loans, debts occurring by reason of overdrafts of checking accounts, obligations to take action such as purchasing insurance or maintaining property, and all other obligations of Borrower to Bank, including those obligations that exist on the date hereof and those obligations that may be incurred on or after the date hereof.

The following existing documents are Debt Documents:

Commercial Promissory Note and Commercial Loan Agreement dated 10/4/2007, Guaranty of R. B. A. Inc dated 10/4/2007, Guaranty of Tower Tech Holdings Inc. dated 10/4/2007.

ii.                                       Security Documents; Collateral.  Borrower has granted to Bank certain collateral, and Bank and Borrower anticipate that Borrower may grant to Bank additional collateral from time to time.  All documents at any time granting to Bank a lien or security interest in any property are referred to herein as “Security Documents.”  A document may be both a Debt Document and a Security Document.  All of Borrower’s property in which Bank has a lien or security interest on the date hereof, and all property in which Bank may have a lien or security interest in the future, including but not limited to real estate and personal property, is referred to herein as “Collateral.”

The following existing documents are Security Documents:

Commercial Security Agreement dated 10/4/2007, Commercial Security Agreement dated 10/4/2007 pledged by R. B. A. Inc. and Commercial Security Agreement dated 10/4/2007 pledged by Tower Tech Holdings Inc.

iii.                                    Cross Collateralization.  All Collateral shall at all times be security for all Obligations.  If Borrower grants Bank a lien or security interest at any time, such lien or security interest shall continue, and the Borrower’s property shall continue to be collateral for all Obligations, until all Obligations are paid in full and Bank and Borrower enter into a termination or release of the applicable Security Document.

2.                                       Cross Default.  Any time there is a default under any Debt Document, any Security Document or this Agreement, such default shall be a default under all Debt Documents, all Security Documents and this Agreement.

3.                                       Cross Collateralization and Cross Default with Obligations of R. B. A. Inc.  Borrower has guarantied the obligations of R. B. A. Inc.  Such guaranty is a Debt Document secured by all Security Documents.  Any default by R. B. A. Inc. under any agreements with Bank shall be a default under all of the Borrower’s Debt Documents and Security Documents and under this Agreement.

4.                                       Covenants and Agreements.  In addition to all agreements contained in the Debt Documents and Security Documents, Borrower agrees to comply with all of the following:

i.	Minimum Debt to Tangible Net Worth of consolidated companies (R. B. A. Inc. and Tower Tech Holdings LLC) 1 to 1 or greater based on Year end financial statements.
ii.	Minimum Debt service coverage ratio of 1.25 to 1 tested annually at year end.
iii.	Minimum Tangible Net Worth of consolidated companies (R. B. A. Inc. and Tower Tech Holdings LLC) of $10 Million or greater at year end.
iv.	Primary Depository account kept at Investors Community Bank for all companies listed above.
v.	No loans or leases to be entered into without the bank’s prior approval.

Annually, Borrower will provide to Lender Borrower’s financial statements, tax returns, annual internal audit reports or those prepared by independent accountants within 90 days after the close of each fiscal year. Any annual financial statements that Borrower provides will be:

☐ audited statements. ☐ reviewed statements. ☒ compiled statements.

☒ Borrower will provide Lender with interim financial reports on a quarterly basis, and within 45 days after the close of this business period. Interim financial statements will be:

☐ audited ☐ reviewed ☒ compiled statements.

5.                                       This Agreement to Control.  The Bank and Borrower intend for this Agreement to apply to all transactions between them, and this Agreement shall continue in effect until the Borrower and Bank enter into a termination agreement.  Even if a particular Security Document ever describes certain Obligations without describing all Obligations, that Security Document shall secure all Obligations.

6.                                       Effect of Agreement.  This Agreement applies to all extensions of credit between Bank and Borrower.  This Agreement is not an agreement to extend credit.  Bank shall not be obligated under this Agreement to loan money to Borrower or otherwise extend credit to Borrower.

7.                                       Participants; Assigns; Guarantors; Disclosure.  The Borrower agrees that the Bank may, at its option, sell to one or more other financial institutions or other parties interests in the Obligations.  Bank may, at Bank’s sole option, disclose to the purchaser of any such interest and to any guarantor of all or any part of the Obligations financial and other information concerning the Borrower.

8.                                       Amendment.  This Agreement may be amended only by a writing signed by the party to be bound thereby.

9.                                       Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

10.                                 Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11.                                 Severability.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

Tower Tech Systems Inc.

a Wisconsin Corporation

By:	/s/ Steven A. Huntington
Steven A. Huntington
Title: C.F.O.

BANK:

INVESTORS COMMUNITY BANK

By:	/s/ Robert Boerger
Robert Boerger
Title: Sr. Commercial Lender

AGREEMENT OF GUARANTOR

The undersigned Guarantor has executed or may execute one or more guaranties of the obligations of Borrower to Bank.  Each Guaranty executed by Guarantor shall guaranty all of the Obligations described above.  Guarantor agrees to be bound by the foregoing Agreement.  Guarantor guaranties all Obligations described above, including Obligations that may be created in the future if the Bank makes additional loans to the Borrower.  Bank may make additional loans and Bank may agree to changes to the Debt Documents and Security Documents, all without affecting the obligations of Guarantor to Bank.  Guarantor shall be responsible for keeping informed as to the transactions between Bank and Borrower, and Bank shall have no obligation to provide any notices or other information to Guarantor.

GUARANTOR:

R. B. A. Inc.		Tower Tech Holdings Inc.

a Wisconsin Corporation		a Nevada Corporation

By:	/s/ Steven A. Huntington	By:	/s/ Steven A. Huntington
Steven A. Huntington		Steven A. Huntington
Title: C.F.O.		Title: C.F.O.